Exhibit 21.1
Subsidiaries

Cricket Communications, Inc.	Delaware
(dba Cricket Wireless, Inc. in Pennsylvania)
(dba Cricket Wireless, Inc. in Florida)
Backwire.com, Inc.	Delaware
Telephone Entertainment Network, Inc.	Delaware
Chasetel Licensee Corp.	Delaware
Cricket Licensee (Albany), Inc.	Delaware
Cricket Licensee (Columbus), Inc.	Delaware
Cricket Licensee (Denver) Inc.	Delaware
Cricket Licensee (Lakeland) Inc.	Delaware
Cricket Licensee (Macon), Inc.	Delaware
Cricket Licensee (North Carolina) Inc.	Delaware
Cricket Licensee (Pittsburgh) Inc.	Delaware
Cricket Licensee (Reauction), Inc.	Delaware
Cricket Licensee I, Inc.	Delaware
Cricket Licensee II, Inc.	Delaware
Cricket Licensee III, Inc.	Delaware
Cricket Licensee IV, Inc.	Delaware
Cricket Licensee V, Inc.	Delaware
Cricket Licensee VI, Inc.	Delaware
Cricket Licensee VII, Inc.	Delaware
Cricket Licensee VIII, Inc.	Delaware
Cricket Licensee IX, Inc.	Delaware
Cricket Licensee X, Inc.	Delaware
Cricket Licensee XII, Inc.	Delaware
Cricket Licensee XIII, Inc.	Delaware
Cricket Licensee XIV, Inc.	Delaware
Cricket Licensee XV, Inc.	Delaware
Cricket Licensee XVI, Inc.	Delaware
Cricket Licensee XVII, Inc.	Delaware
Cricket Licensee XVIII, Inc.	Delaware
Cricket Licensee XIX, Inc.	Delaware
Cricket Licensee XX, Inc.	Delaware
Cricket Holdings Dayton, Inc.	Delaware
MCG PCS Licensee Corporation, Inc.	Delaware
Chasetel Real Estate Holding Company, Inc.	Tennessee
Cricket Alabama Property Company	Delaware
Cricket Arizona Property Company	Delaware
Cricket Arkansas Property Company	Delaware
Cricket California Property Company	Delaware
Cricket Colorado Property Company	Delaware

Cricket Florida Property Company	Delaware
Cricket Georgia Property Company, Inc.	Delaware
Cricket Idaho Property Company	Delaware
Cricket Illinois Property Company	Delaware
Cricket Indiana Property Company	Delaware
Cricket Kansas Property Company	Delaware
Cricket Kentucky Property Company	Delaware
Cricket Michigan Property Company	Delaware
Cricket Minnesota Property Company	Delaware
Cricket Mississippi Property Company	Delaware
Cricket Nebraska Property Company	Delaware
Cricket Nevada Property Company	Delaware
Cricket New Mexico Property Company	Delaware
Cricket New York Property Company, Inc.	Delaware
Cricket North Carolina Property Company	Delaware
Cricket Ohio Property Company	Delaware
Cricket Oklahoma Property Company	Delaware
Cricket Oregon Property Company	Delaware
Cricket Pennsylvania Property Company	Delaware
Cricket Texas Property Company	Delaware
Cricket Utah Property Company	Delaware
Cricket Washington Property Company	Delaware
Cricket Wisconsin Property Company	Delaware
Leap PCS Mexico, Inc.	California
Leap Wireless Mexico S.A. de C.V.	Mexico
Orrengrove Investments Limited	Cyprus